Exhibit 99.1

NEWS RELEASE

Vistra Reports First Quarter 2022 Results in line with Company Expectations; Reaffirms 2022 Guidance with Increased Confidence; Commodity Price Moves Expected to Add Meaningfully to ’23 and Beyond

IRVING, Texas — May 6, 2022 — Vistra (NYSE: VST) today reported its first quarter 2022 results:

Financial and Operating Highlights

•	Delivered first quarter 2022 Net Loss of $(284) million and Net Loss from Ongoing Operations[1] of $(222) million. First quarter 2022 Ongoing Operations Adjusted EBITDA[1] was $547 million.

•

Reaffirmed with increased confidence 2022 Ongoing Operations Adjusted EBITDA[1] and Ongoing Operations Adjusted FCFbG[1] guidance ranges of $2,810 to $3,310 million and $2,070 to $2,570 million, respectively, which reflects an expected Adjusted EBITDA to Adjusted FCFbG conversion of ~76%, including the cash effect of ERCOT securitization of $544 million expected to be received in second quarter 2022.

•

Executed ~$1,195 million of the authorized $2 billion share repurchase program as of May 3, 2022, resulting in net shares outstanding of ~431.8 million as of the same date, a ~10.5% reduction in shares outstanding since the program was announced in November 2021.

•	Paid a first quarter 2022 dividend of $0.17 per share of common stock on March 31, 2022, to shareholders of record as of March 22, 2022.

•

Announced second quarter 2022 dividend of $0.177 per share of common stock to be paid on June 30, 2022, to shareholders of record as of June 22, 2022, reflecting an aggregate payment of ~$75 million for the quarter and consistent with the previously announced $300 million per year dividend commitment beginning in 2022. This represents an ~18% increase in the company’s quarterly common stock dividend for shareholders of record from its second quarter 2021 dividend.

•	Completed construction of its 50-MW Brightside Solar Facility, 108-MW Emerald Grove Solar Facility, and 260-MW DeCordova Energy Storage Facility, all located in Texas.

“We are starting the year with a focus on execution. We delivered Adjusted EBITDA in the quarter in line with company expectations with increasing confidence in full year 2022, are executing on a comprehensive hedging strategy to capitalize on the beneficial power and commodities markets that is expected to provide significant value to Vistra in 2023 and beyond, and are continuing the advancement of our capital allocation priorities, returning capital through stock repurchases and paying a meaningful and growing dividend. We have also continued prudently progressing our Vistra Zero development projects, completing two solar facilities and one battery energy storage facility in Texas: Brightside, Emerald Grove, and DeCordova.” said Curt Morgan, CEO of Vistra. “In the

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quarter, I also announced my transition from CEO with my colleague and friend, Jim Burke, assuming the responsibilities effective Aug. 1. Vistra is as strong as ever with the right strategy and capital allocation plan, and we are well-positioned for the current market environment. It is the right time for this orderly and seamless transition as Jim is ready to lead our company. Jim has been integral to the design of our direction going forward, and the Board and I have full confidence in his capabilities and commitment to Vistra. I look forward to watching him successfully lead Vistra into the future.”

(1)

Excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail.

Summary of Financial Results for the First Quarter Ended March 31, 2022

	Three Months Ended
($ in millions)	March 31, 2022	March 31, 2021[2]

Net Loss	$(284)	$(2,040)
Ongoing Operations Net Loss[1]	$(222)	$(1,992)
Ongoing Operations Adjusted EBITDA[1]	$547	$(1,208)

Adjusted EBITDA by Segment
Retail	$163	$(199)
Texas	$171	$(1,352)
East	$148	$220
West	$25	$24
Sunset	$50	$101
Corp./Other	$(10)	$(2)
Asset Closure	$(6)	$(33)

For the three months ended March 31, 2022, Vistra reported Net Loss of $(284) million, Net Loss from Ongoing Operations1 of $(222) million, and Ongoing Operations Adjusted EBITDA1 of $547 million. Vistra’s first quarter 2022 Net Loss of $(284) million reflects a $1,756 million improvement over first quarter 2021 Net Loss of $(2,040) million, driven primarily by the negative impacts of Winter Storm Uri in first quarter 2021. Vistra’s first quarter Adjusted EBITDA from Ongoing Operations was $1,755 million higher than first quarter 2021 results2, similarly primarily driven by negative impacts of Winter Storm Uri in first quarter 2021.

Vistra reported first quarter 2022 Adjusted EBITDA from the Retail segment of $163 million, approximately $362 million higher than first quarter 2021 results, driven primarily by Winter Storm Uri impacts in first quarter 2021 with some offset in first quarter 2022 by intra-year power cost seasonality (with expected offset in later months of 2022). First quarter 2022 Adjusted EBITDA from the generation segments3, on an aggregate basis, totaled $384 million, $1,393 million higher than first quarter 2021 results2 driven primarily by the negative impacts of Winter Storm Uri in first quarter 2021.

(1)

Excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail. Total by segment may not tie due to rounding.

(2)

Q1 2021 Ongoing Operations Net Loss decreased $48 million and Q1 2021 Ongoing Operations Adjusted EBITDA increased by $19 million due to the recast of Joppa Power Plant and Zimmer Power Plant, both to cease operations in 2022, to the Asset Closure segment.

(3)	Includes Texas, East, West, Sunset, and Corp./Other.

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Guidance

($ in millions)	2022
Ongoing Ops. Adj. EBITDA[1]	$2,810 – $3,310
Ongoing Ops. Adj. FCFbG[1]	$2,070 – $2,570

Vistra is reaffirming its 2022 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG guidance ranges of $2,810 to $3,310 million and $2,070 to $2,570 million, respectively.

(1)

Excludes the Asset Closure segment. Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail.

Share Repurchase Program

As of May 3, 2022, Vistra has completed approximately $1,195 million in share repurchases under the $2 billion share repurchase program previously authorized by its board of directors. Vistra has purchased approximately 54 million shares since Nov. 2, 2021, resulting in net shares outstanding of approximately 431.8 million as of May 3, 2022, reflecting a ~10.5% reduction in shares since the program was announced. Approximately $805 million remains available for execution under the program as of the same date.

Liquidity

As of March 31, 2022, Vistra had total available liquidity of ~$3,135 million, including cash and cash equivalents of $1,022 million, $1,113 million of availability under its revolving credit facility, and $1,000 million of availability under its commodity-linked facility.

Earnings Webcast

Vistra will host a webcast today, May 6, 2022, beginning at 8 a.m. ET (7 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income (Loss) from Ongoing Operations” (net income less net income from Asset Closure segment), “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted

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FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity, and Vistra’s management and Board have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income (Loss) from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Meagan Horn

214-812-0046

Investor@vistracorp.com

About Vistra Vistra (NYSE: VST) is a leading Fortune 275 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive wholesale markets in the U.S. and markets in Canada, as well. Serving nearly 4.3 million residential, commercial, and industrial retail customers with electricity and natural gas, Vistra is one of the largest competitive electricity providers in the country and offers over 50 renewable energy plans. The company is also the largest competitive power generator in the U.S. with a capacity of approximately 39,000 megawatts powered by a diverse portfolio, including natural gas, nuclear, solar, and battery energy storage facilities. In addition, Vistra is a large purchaser of wind power. The company owns and operates the 400-MW/1,600-MWh battery energy storage system in Moss Landing, California, the largest of its kind in the world. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders, including our customers, our communities where we work and live, our employees, and our investors. Learn more about our environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistracorp.com/sustainability/.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational

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projections, the potential impacts of the COVID-19 pandemic on our results of operations, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of pandemics, including the COVID-19 pandemic, and the resulting effects on our results of operations, financial condition and cash flows; (v) the severity, magnitude and duration of extreme weather events (including Winter Storm Uri), contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (vi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2021 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (Millions of Dollars)

	Three Months Ended March 31,
	2022	2021
Operating revenues	$3,125	$3,207
Fuel, purchased power costs and delivery fees	(2,279)	(4,745)
Operating costs	(416)	(371)
Depreciation and amortization	(430)	(423)
Selling, general and administrative expenses	(288)	(251)

Operating loss	(288)	(2,583)
Other income	5	55
Other deductions	(4)	(5)
Interest expense and related charges	(7)	(29)
Impacts of Tax Receivable Agreement	(81)	37

Loss before income taxes	(375)	(2,525)
Income tax benefit	91	485

Net loss	$(284)	$(2,040)
Net income attributable to noncontrolling interest	(1)	(3)

Net loss attributable to Vistra	$(285)	$(2,043)

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VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Three Months Ended March 31,
	2022	2021
Cash flows — operating activities:
Net loss	$(284)	$(2,040)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	542	511
Deferred income tax expense (benefit), net	(84)	(524)
Unrealized net (gain) loss from mark-to-market valuations of commodities	360	(96)
Unrealized net gain from mark-to-market valuations of interest rate swaps	(126)	(88)
Asset retirement obligation accretion expense	9	11
Impacts of Tax Receivable Agreement	81	(37)
Stock-based compensation	14	16
Other, net	32	11
Changes in operating assets and liabilities:
Margin deposits, net	210	(134)
Accrued interest	(62)	(75)
Accrued taxes	(98)	(79)
Accrued employee incentive	(59)	(128)
Other operating assets and liabilities	56	999

Cash provided by (used in) operating activities	591	(1,653)

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(373)	(192)
Proceeds from sales of nuclear decommissioning trust fund securities	98	133
Investments in nuclear decommissioning trust fund securities	(103)	(138)
Proceeds from sales of environmental allowances	7	45
Purchases of environmental allowances	(116)	(28)
Insurance proceeds	1	40
Other, net	6	11

Cash used in investing activities	(480)	(129)

Cash flows — financing activities:
Borrowings under Term Loan A	—	1,000
Proceeds from forward capacity agreement	—	500
Repayments/repurchases of debt	(132)	(36)
Net borrowings under accounts receivable financing	500	425
Borrowings under Revolving Credit Facility	—	1,300
Repayments under Revolving Credit Facility	—	(1,000)
Share repurchases	(710)	(175)
Dividends paid to common stockholders	(77)	(74)
Other, net	6	(1)

Cash (used in) provided by financing activities	(413)	1,939

Net change in cash, cash equivalents and restricted cash	(302)	157
Cash, cash equivalents and restricted cash — beginning balance	1,359	444

Cash, cash equivalents and restricted cash — ending balance	$1,057	$601

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VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31, 2022

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$2,428	$(1,972)	$(128)	$(61)	$(450)	$(39)	$(222)	$(62)	$(284)
Income tax benefit	—	—	—	—	—	(91)	(91)	—	(91)
Interest expense and related charges (a)	1	(5)	2	—	1	8	7	—	7
Depreciation and amortization (b)	36	145	179	42	19	17	438	14	452

EBITDA before Adjustments	2,465	(1,832)	53	(19)	(430)	(105)	132	(48)	84
Unrealized net (gain) loss resulting from hedging transactions	(2,306)	2,031	93	44	465	—	327	33	360
Generation plant retirement expenses	—	—	—	—	4	—	4	2	6
Impacts of Tax Receivable Agreement	—	—	—	—	—	81	81	—	81
Non-cash compensation expenses	—	—	—	—	—	17	17	—	17
Transition and merger expenses	6	—	1	—	—	10	17	—	17
Winter Storm Uri impacts (c)	(12)	(42)	—	—	—	—	(54)	—	(54)
Other, net	10	14	1	—	11	(13)	23	7	30

Adjusted EBITDA	$163	$171	$148	$25	$50	$(10)	$547	$(6)	$541

(a)	Includes $126 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $22 million in the Texas segment.
(c)

Adjusted EBITDA impacts of Winter Storm Uri reflects the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and a reduction in the allocation of ERCOT default uplift charges which are expected to be paid over several decades under current protocols. We estimate bill credit amounts to be applied in future periods are for the remainder of 2022 (approximately $119 million), 2023 (approximately $57 million), 2024 (approximately $43 million) and 2025 (approximately $1 million).

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VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$88	$(2,518)	$1	$(31)	$5	$463	$(1,992)	$(48)	$(2,040)
Income tax benefit	—	—	—	—	—	(485)	(485)	—	(485)
Interest expense and related charges (a)	2	(3)	1	(4)	1	32	29	—	29
Depreciation and amortization (b)	53	144	196	5	25	16	439	4	443

EBITDA before Adjustments	143	(2,377)	198	(30)	31	26	(2,009)	(44)	(2,053)
Unrealized net (gain) loss resulting from hedging transactions	(783)	522	20	53	67	—	(121)	25	(96)
Generation plant retirement expenses	—	—	—	—	1	1	2	—	2
Fresh start / purchase accounting impacts	1	(1)	(1)	—	2	—	1	—	1
Impacts of Tax Receivable Agreement	—	—	—	—	—	(37)	(37)	—	(37)
Non-cash compensation expenses	—	—	—	—	—	17	17	—	17
Transition and merger expenses	—	—	—	—	—	1	1	(15)	(14)
Winter Storm Uri impacts (c)	432	501	—	—	1	—	934	—	934
Other, net	8	3	3	1	(1)	(10)	4	1	5

Adjusted EBITDA	$(199)	$(1,352)	$220	$24	$101	$(2)	$(1,208)	$(33)	$(1,241)

(a)	Includes $88 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $21 million in Texas segment.
(c)

Includes the following Winter Storm Uri impacts, which we believe are not reflective of our operating performance: the allocation of ERCOT default uplift charges which are expected to be paid over several decades under current protocols, accrual of Koch earn-out amounts that we will pay by the end of the second quarter of 2022, future bill credits related to Winter Storm Uri and Winter Storm Uri related legal fees and other costs. The adjustment for future bill credits relates to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and will reverse and impact Adjusted EBITDA in future periods as the credits are applied to customer bills. The Company believes the inclusion of the bill credits as a reduction to Adjusted EBITDA in the years in which such bill credits are applied more accurately reflects its operating performance.

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VISTRA CORP.

NON-GAAP RECONCILIATIONS - 2022 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$1,027	$1,401	$(140)	$(40)	$887	$1,361
Income tax expense	301	427	—	—	301	427
Interest expense and related charges (a)	467	467	—	—	467	467
Depreciation and amortization (b)	1,640	1,640	—	—	1,640	1,640

EBITDA before Adjustments	$3,435	$3,935	$(140)	$(40)	$3,295	$3,895
Unrealized net (gain)/loss resulting from hedging transactions	(557)	(557)	—	—	(557)	(557)
Fresh start / purchase accounting impacts	19	19	—	—	19	19
Impacts of Tax Receivable Agreement	65	65	—	—	65	65
Non-cash compensation expenses	38	38	—	—	38	38
Transition and merger expenses	2	2	—	—	2	2
Winter storm Uri impacts (c)	(185)	(185)	—	—	(185)	(185)
Other, net	(7)	(7)	—	—	(7)	(7)

Adjusted EBITDA guidance	$2,810	$3,310	$(140)	$(40)	$2,670	$3,270
Interest paid, net	(514)	(514)	—	—	(514)	(514)
Tax (paid) / received (d)	(44)	(44)	—	—	(44)	(44)
Tax receivable agreement payments	(1)	(1)	—	—	(1)	(1)
Working capital and margin deposits	644	644	18	18	662	662
Accrued environmental allowances	330	330	—	—	330	330
Reclamation and remediation	(19)	(19)	(89)	(89)	(108)	(108)
Winter storm Uri impacts (e)	500	500	—	—	500	500
Other changes in other operating assets and liabilities	58	58	(26)	(26)	32	32

Cash provided by operating activities	$3,764	$4,264	$(237)	$(137)	$3,527	$4,127
Capital expenditures including nuclear fuel purchases and LTSA prepayments	(717)	(717)	—	—	(717)	(717)
Solar and storage development expenditures (f)	(1,002)	(1,002)	—	—	(1,002)	(1,002)
Other growth expenditures	(120)	(120)	—	—	(120)	(120)
(Purchase) / sale of environmental credits and allowances	(229)	(229)	—	—	(229)	(229)
Other net investing activities	(20)	(20)	—	—	(20)	(20)

Free cash flow	$1,676	$2,176	$(237)	$(137)	$1,439	$2,039
Working capital and margin deposits	(644)	(644)	(18)	(18)	(662)	(662)
Solar and storage development expenditures (f)	1,002	1,002	—	—	1,002	1,002
Other growth expenditures	120	120	—	—	120	120
Accrued environmental allowances	(330)	(330)	—	—	(330)	(330)
(Purchase) / sale of environmental credits and allowances	229	229	—	—	229	229
Transition and merger expenses	11	11	25	25	36	36
Transition capital expenditures	6	6	—	—	6	6

Adjusted free cash flow before growth guidance	$2,070	$2,570	$(230)	$(130)	$1,840	$2,440

[1]	Regulation G Table for 2022 Guidance prepared as of November 5, 2021.

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(a)	Includes unrealized (gain) / loss on interest rate swaps of ($50) million.
(b)	Includes nuclear fuel amortization of $88 million.
(c)

Adjustment for bill credits applied to large commercial and industrial customers that curtailed during 2021 Winter Storm Uri. We estimate the amounts to be applied in future years are 2023 (~$84 million), 2024 (~$18 million) and 2025 (~$8 million).

(d)	Includes state tax payments.
(e)	Receipt of securitization benefit.
(f)

Amounts previously reflected as TBD, pending the announcement of our renewables financing strategy, when guidance was initiated on November 5, 2021. Following such announcement in December 2021, amounts have been updated consistent with our expectations as of November 5, 2021.